UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report: May 17, 2012

 (Exact name of registrant as specified in its charter)

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Florida	000-17746	64-1045859
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7300 North Federal Highway, Suite 207, Boca Raton, FL 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 561 989 3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On May 17, 2012 (the “Resignation Date”), Baum & Company, P.A. (“Baum”) advised Andover Holdings, Inc. (the “Company”) that it was resigning as the Company’s independent registered public accounting firm. The Company’s Board of Directors did not recommend the resignation of Baum as the Company’s independent registered public accounting firm.

The audit reports of Baum on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles. However, the Baum reports for these fiscal years ended contained a going concern qualification. This qualification expressed substantial doubt about the Company’s ability to continue as a going concern based on significant recurring operating losses. During these two most recent fiscal years, the Company had no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused Baum to make reference to the subject matter of the disagreement in connection with its reports.

During the interim period following the fiscal year end 2010 to date, the Company has disagreements with Baum on financial statement disclosure.

The Company has provided Baum with a copy of this disclosure set forth under this Item 4.01 and requested Baum to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Baum, when received, will be filed by amendment.

New independent registered public accounting firm

On March 21, 2012 (the “Engagement Date”), the Company engaged John T. Holz, CPA (“JTH”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011. The engagement of JTH as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andover Holdings, Inc.

By:	/s/ Barbara Lang Tolley
Barbara Lang Tolley, President

Date:  May 22, 2012